Exhibit 4.3

REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT is entered into as of November 25, 2013 by and between Celsion Corporation, a Delaware corporation (the “Company”), and Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”).

RECITALS

WHEREAS, in connection with the transactions contemplated by that certain Loan and Security Agreement of even date herewith between the Company and Hercules (the “Loan Agreement”), the Company has issued to Hercules that certain Warrant Agreement dated as of the date hereof (as amended and in effect from time to time, the “Warrant”), representing the right of Hercules to purchase certain shares of the Company’s common stock, $0.01 par value per share (together with any securities for which the outstanding shares of such common stock are exchanged or substituted pursuant to a reorganization, recapitalization, exchange offer or the like, “Common Stock”); and

WHEREAS, as additional consideration to Hercules for its agreements in the Loan Agreement, the Company has agreed to use commercially reasonable efforts to cause the Registrable Securities (as defined below) to be registered for re-sale by Hercules (and/or its assignees or transferees) under the Securities Act (as defined below) pursuant to and in accordance with this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1     Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

“Accretion Date” means, as to any shares issued or issuable under the Warrant, the date on which the Warrant first became exercisable for such shares in accordance with its terms. For avoidance of doubt, the Accretion Date of the Initial Shares (as defined in the Warrant) is the date hereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Registration Agreement, as it may be amended, supplemented or restated from time to time.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized by law to close.

“Charter” means the Certificate of Incorporation of the Company, as amended and/or restated and in effect from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means Hercules or any assignee or transferee of Hercules.

“Indemnified Party” has the meaning set forth in Section 2.7.

“Indemnifying Party” has the meaning set forth in Section 2.7.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registrable Securities” means the shares of Common Stock issued and issuable upon exercise of the Warrant, together with all shares of Common Stock, if any, issued to Holder in respect thereof by way of a stock dividend or split or otherwise, until the earliest of (i) a registration statement (including a Shelf Registration Statement) covering such shares has been declared effective by the Commission and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares can be publicly sold under Rule 144 without volume limitation or other restriction and, upon any proposed sale by Holder pursuant to Rule 144, counsel for the Company shall have delivered all required legal opinions, if any, necessary for the Company’s transfer agent to effect such sale within two (2) business days thereafter, or (iii) the first anniversary of the effective date of the Shelf Registration Statement.

“Registration Expenses” has the meaning set forth in Section 2.4.

“Required Date” means, as to any shares issued or issuable under the Warrant, the date that is ninety (90) days following the Accretion Date of such shares, or as soon as possible following the Company’s receipt of comments, if any, from the Commission on the Shelf Registration Statement.

“Resale Shelf Registration” has the meaning set forth in Section 2.1(a).

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Suspension Notice” means any written notice delivered by the Company pursuant to Section 2.11 with respect to the suspension of rights under a Shelf Registration Statement or any prospectus contained therein.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

ARTICLE II
REGISTRATION

Section 2.1     Shelf Registration.

(a)     Subject to Section 2.11, the Company agrees that it shall, promptly following the date hereof, prepare and file with the Commission, and thereafter use commercially reasonable efforts to cause to become effective as soon thereafter as practicable but in no event later than the Required Date, a “shelf” registration statement with respect to the resale of the Registrable Securities (“Resale Shelf Registration”) by Holder on Form S-3 (or, if the Company is not then eligible to use Form S-3, such other appropriate form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) and permitting the resale of such Registrable Securities by such Holder in accordance with the methods of distribution set forth in the Shelf Registration Statement. The Company shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period ending when all shares of Common Stock issued and issuable under the Warrant and covered by the Shelf Registration Statement are no longer Registrable Securities. Holder shall be named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

(b)     [Intentionally Omitted].

(c)     Registration Term. The Company shall prepare and file such additional registration statements as necessary and use commercially reasonable efforts to cause such registration statements to be declared effective by the Commission so that a Shelf Registration Statement remains continuously effective, subject to Section 2.11, with respect to the Registrable Securities as and for the periods required under Section 2.1(a).

Section 2.2     [Intentionally Omitted].

Section 2.3     Registration Procedures; Filings; Information. Subject to Section 2.11 hereof, in connection with any Shelf Registration Statement under Section 2.1(a), the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities covered thereby in accordance with the intended method of disposition thereof as quickly as practicable, but in no event later than the Required Date. In connection with any Shelf Registration Statement:

(a)     The Company will, if requested, prior to filing a Shelf Registration Statement or prospectus or any amendment or supplement thereto, furnish to Holder copies of such registration statement as proposed to be filed, and thereafter furnish to Holder, such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder.

(b)     After the filing of a Shelf Registration Statement, the Company will promptly notify Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify Holder of the removal of such stop order.

(c)     The Company will use commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the United States (where such registration or qualification is required in order to sell in such jurisdiction and an exemption does not apply) as Holder reasonably (in light of Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or qualified by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable Holder to consummate the disposition of the Registrable Securities owned by Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(d)     The Company will immediately notify Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the Company’s receipt of any notification of the suspension of the qualification of any Registrable Securities covered by a Shelf Registration Statement for sale in any jurisdiction and will immediately notify Holder of the removal or lifting of any such suspension; or (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to Holder any such supplement or amendment.

(e)     The Company will otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission.

(f)      The Company will use commercially reasonable efforts to cause all Registrable Securities covered by such Shelf Registration Statement to be listed on the primary securities exchange on which the Common Stock is then listed.

(g)      The Company may require Holder to promptly furnish in writing to the Company such information regarding Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and as may be legally required in connection with such registration. Holder further agrees to furnish to the Company as soon as reasonably practicable all information required to be disclosed in order to make information previously furnished to the Company in writing by Holder and included by the Company in the Shelf Registration not materially misleading.

(h)      Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(b) or 2.3(d) or upon receipt of a Suspension Notice, Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Holder’s receipt of written notice from the Company that such disposition may be made and, in the case of clause (ii) of Section 2.3(d) or, if applicable, Section 2.11, copies of any supplemented or amended prospectus contemplated by clause (ii) of Section 2.3(d) or, if applicable, prepared under Section 2.11, and Holder will deliver to the Company all copies then in Holder’s possession, other than permanent file copies, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Holder agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

Section 2.4     Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the “Registration Expenses”): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) all fees and disbursements of counsel for the Company and all fees and expenses for independent certified public accountants retained by the Company, (vii) all fees and expenses of any special experts retained by the Company in connection with such registration; and (viii) not more than $15,000 in reasonable fees and expenses of not more than one (1) counsel to Holder. The Company shall have no obligation to pay any broker or underwriter fees, discounts or commissions attributable to the sale of Registrable Securities, or, except as otherwise set forth in this Agreement, any out-of-pocket expenses of Holder (or any agents who manages its accounts) or any transfer taxes relating to the registration or sale of the Registrable Securities.

Section 2.5     Indemnification by the Company.      To the extent permitted by law, the Company will indemnify and hold harmless Holder, its partners, members, managers, officers and directors and each person, if any, who controls Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to Holder and/or each such partner, member, manager, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by he, it or them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by Holder under an instrument duly executed by Holder and stated to be specifically for use in connection with such registration.

Section 2.6     Indemnification by Holder. To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (1) in reliance upon and in conformity with written information furnished by Holder under an instrument duly executed by Holder and stated to be specifically for use in connection with such registration, or (2) subject to the Company having complied with its obligations under Sections 2.3(a), (b) and (d) and 2.11 hereof, as a result of Holder’s failure to deliver any prospectus as required by applicable law or delivers same while a stop order or Suspension Notice is then in effect; and Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided further, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering and sale of Registrable Securities actually received by Holder.

Section 2.7     Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.5 or 2.6, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Party to give such notice will not relieve such Indemnified Party of any obligations under Section 2.5 or 2.6, except to the extent such Indemnified Party is materially prejudiced by such failure. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and the Indemnified Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.5 hereof, Holder, and (ii) in the case of Persons indemnified pursuant to Section 2.6, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned, consent to any entry of judgment or effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.8     Contribution. If the indemnification provided for in Section 2.5 or 2.6 hereof is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and of Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.9     Rule 144. The Company covenants that it will at its sole expense (a) make and keep public information regarding the Company available as those terms are defined in Rule 144, (b) file in a timely manner any reports and documents required to be filed by it under the Exchange Act, (c) furnish to Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (d) take such further action as any Holder may request, all to the extent required from time to time to enable Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 2.10     [Intentionally Omitted].

Section 2.11     Suspension of Use of Registration Statement.

(a)     Notwithstanding anything to the contrary in this Agreement, if the Board of Directors of the Company determines in its reasonable good faith judgment that the filing of a Shelf Registration Statement under Section 2.1(a) or the use of any related prospectus would be materially detrimental to the Company because such action would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would materially impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company to Holder which shall be signed by the Chief Executive Officer, President or any Executive Vice President of the Company certifying thereto, the rights of the Holder to offer, sell or distribute any Registrable Securities pursuant to a Resale Shelf Registration or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Shelf Registration Statement shall be suspended until the earliest of (i) the date upon which the Company notifies Holder in writing that suspension of such rights for the grounds set forth in this Section 2.11(a) is no longer necessary and they may resume use of the applicable prospectus, (ii) the date upon which copies of the applicable supplemented or amended prospectus is distributed to Holder, and (iii) up to 90 consecutive days after the notice to Holder; provided, that the Company shall not be entitled to exercise any such right more than two (2) times in any twelve month period or less than 30 days from the termination of the prior such suspension period. The Company agrees to give the notice under (i) above as promptly as practicable following the date that such suspension of rights is no longer necessary.

(b)     If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X promulgated under the Securities Act or any similar successor rule, upon written notice thereof by the Company to Holder, the rights of the Holder to offer, sell or distribute any Registrable Securities pursuant to a Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Shelf Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in a Shelf Registration Statement, and the Company shall notify Holder as promptly as practicable when such suspension is no longer required.

Section 2.12     [Intentionally Omitted].

Section 2.13     Survival. The obligations of the Company and Holder under Sections 2.4 through 2.8 inclusive shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1     Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, Holder shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 3.2     Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and Holder. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3     Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, fax, or air courier guaranteeing overnight delivery to a party at its address as set forth in Section 12(g) of the Warrant or to such other address as a party may hereafter specify in writing in accordance with the requirements of such Section. All such notices and communications shall be deemed to have been duly given at the times set forth in Section 12(g) of the Warrant.

Section 3.4     Successors and Assigns; Assignment of Registration Rights. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties. Holder may assign its rights under this Agreement without the consent of the Company in connection with a transfer of Holder’s Registrable Securities.

Section 3.5     Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.6      Governing Law. This Agreement shall be governed by and construed in accordance with the internal domestic laws of the State of California, without regard to its conflict of laws provisions.

Section 3.7      Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.8      Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of such subject matter, and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9      Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.10    Termination. The obligations of the parties hereunder shall terminate when no Holder holds Registrable Securities, except, in each case, for any obligations under Sections 2.4, 2.5, 2.6, 2.7, 2.8 and Article III.

[Remainder of page left blank intentionally; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Registration Agreement as of the date first written above.

CELSION CORPORATION.

By:	/s/ Jeffrey W. Church
Name:	Jeffrey W. Church
Title:	Senior Vice President CFO and Corporate Secretary

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Ben Bang
Name:	Ben Bang
Title:	Senior Counsel

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